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                                  Exhibit 21.1

                  SHOREWOOD PACKAGING CORPORATION SUBSIDIARIES

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
               Name                                                    State of Incorporation/Country
               ----                                                    ------------------------------
Shorewood Packaging of California, Inc.                                 California

Shorewood Packaging Company of Illinois, Inc.                           Illinois

SPC Company of Virginia, Inc.                                           Virginia

Shorewood Packaging Corporation of Alabama                              Alabama

Shorewood Packaging Corp. of Canada, Ltd.                               Ontario, Canada

Shorewood Transport, Inc.                                               New York

Shorewood Packaging of Delaware, Inc.                                   Deleware

Shor-Wrap, Inc.                                                         Delaware

Shorewood Technologies, Inc.                                            Delaware

Shorewood Packaging Corporation of Georgia                              Georgia

Toronto Carton Corporation Limited                                      Ontario, Canada

Shor-Wrap Packages of Canada, Ltd.                                      Ontario, Canada

Shorewood Acquisition Corp. of Delaware                                 Delaware

Shorewood Packaging Corporation of Virginia                             Delaware

SPC Company of New York, Inc.                                           New York

Shorewood Packaging Corporation of Connecticut                          Connecticut

Shorewood Corporation of Canada Limited                                 Ontario, Canada

SPC Corporation Limited                                                 Ontario, Canada

Shorewood Packaging Corporation of Oregon                               Oregon

Shorewood Packaging of North Carolina, Inc.                             Delaware

Shorewood Packaging Corporation of New York                             New York

Shorewood Packaging Company (Guangzhou) Ltd.                            China

Shorewood Holographic Patterns, Inc.                                    Delaware

Shorewood Asia Ventures Ltd.                                            Bermuda

SPC (Bermuda) Ltd.                                                      Bermuda

SPC Asia, Ltd.                                                          Bermuda

Shorewood Packaging China Ventures Ltd.                                 Mauritius
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